Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

Covalto Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Class A ordinary shares(4)	457(f)(1)	11,450,000	$10.25(5)	$117,362,500	0.0001102	$12,933.35
Fees to Be Paid	Equity	Warrants to purchase Class A Ordinary Shares(6)	457(g)	8,587,500	N/A(7)	N/A(7)	N/A(7)	N/A(7)
Fees to Be Paid	Equity	Class A ordinary shares issuable upon exercise of the Warrants(8)	457(g), (i)	8,587,500	$11.59(9)	$99,529,125	0.0001102	$10,968.11
Fees to Be Paid	Equity	Class A ordinary shares issuable by virtue of the Closing True-Up(10)	457(f)(2)	69,592,352	N/A	$2,319.75(11)	0.0001102	$0.26
Fees to Be Paid	Equity	Class A ordinary shares issuable as incentive earnout consideration (12)	457(f)(2)	2,500,000	N/A	$83.33(13)	0.0001102	$0.01
Fees to Be Paid	Equity	Class A ordinary shares issuable upon settlement of restricted stock units(14)	457(f)(2)	6,697,250	N/A(15)	$223.24(15)	0.0001102	$0.02
Fees to Be Paid	Equity	Class A ordinary shares issuable upon conversion of Mandatorily Convertible Notes (16)	457(f)(2)	10,555,431	N/A	$351.85(17)	0.0001102	$0.04
	Total Offering Amounts					$216,894,603.17		$23,901.79
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$23,901.79

(1)

All securities being registered will be issued by Covalto Ltd., a company organized under the laws of the Cayman Islands (“Covalto”), in connection with the Business Combination Agreement, which provides for, among other things, the merger of Covalto Merger Sub Ltd., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of Covalto (“Merger Sub”), with and into LIV Capital Acquisition Corp. II, a Cayman Islands exempted company (“LIVB”), with LIVB surviving as a wholly-owned subsidiary of Covalto (the “Merger”). Immediately following and after giving effect to the Pre-Closing Capital Restructuring, at the effective time of the Merger (the “Effective Time”), (a) each Class A ordinary share of LIVB, par value $0.0001 per share (each, a “LIVB Class A Ordinary Share”), issued and outstanding immediately prior to the Effective Time, will be automatically converted into the right of the holder thereof to receive one Class A ordinary share, par value $0.0001, of Covalto (a “Covalto Class A Ordinary Share”), (b) each Class B ordinary share of LIVB, par value $0.0001 per share (each, a “LIVB Class B Ordinary Share”), issued and outstanding immediately prior to the Effective Time, will be automatically converted into the right of the holder thereof to receive one Covalto Class A Ordinary Share, (c) issued and outstanding warrants of LIVB sold to the public in connection with the initial public offering of LIVB Units and to LIV Capital Acquisition Sponsor II, L.P. (the “Sponsor”), a Cayman Islands exempted limited partnership, in a private placement in connection with LIVB’s initial public offering will automatically and irrevocably be assumed by Covalto and converted into a corresponding warrant exercisable for Covalto Class A Ordinary Shares (the “Covalto Warrants”) in accordance with the terms of the Amended and Restated Warrant Agreement to be entered into immediately prior to the Effective Time. Defined terms used herein that are not defined herein have the meanings ascribed to such terms in the Registration Statement on Form F-4 to which this Exhibit 107 relates (this “Registration Statement”).
(2)

Pursuant to Rule 416(a) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, share dividends or similar transactions.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.
(4)

Represents Covalto Class A Ordinary Shares issuable to holders of LIVB Class A Ordinary Shares that do not elect to redeem such shares. Does not include Covalto Class A Ordinary Shares to be issued to holders of LIVB Class B Ordinary Shares.

(5)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act, in respect of the Covalto Class A Ordinary Shares to be issued to holders of LIVB Class A Ordinary Shares, based on the average of the high ($10.25) and low ($10.25) prices of the LIVB Public Shares on the Nasdaq Capital Market on December 28, 2022 (within five business days prior to the date of the filing of this Registration Statement).

(6)

Represents Covalto Warrants, with each whole warrant entitling the holder to purchase one Covalto Class A Ordinary Share, to be issued in exchange for each LIVB Public Warrant. Does not include LIVB Private Placement Warrants.

(7)

Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such warrants has been allocated to the Covalto Class A Ordinary Shares underlying such warrants and the related Covalto Class A Ordinary Shares are included in the registration fee as calculated in footnote (9).

No additional registration fee is payable pursuant to Rule 457(g).
(8)

Represents the estimated maximum Covalto Class A Ordinary Shares to be issued upon the exercise of 8,587,500 Warrants to purchase Covalto Class A Ordinary Shares at an exercise price of $11.50 per share (subject to adjustment).

(9)

The maximum number of Covalto Warrants and Covalto Class A Ordinary Shares issuable upon exercise of such Covalto Warrants are being simultaneously registered hereunder. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) and 457(i) of the Securities Act and represents the sum of (i) the average of the high ($0.09) and low ($0.09) prices of the LIVB Public Warrants on the Nasdaq Capital Market on on December 14, 2022 (the last trading price available) and (ii) the exercise price of $11.50 per share of ordinary shares issuable upon exercise of such LIVB Public Warrant.

(10)	Represents Covalto Class A Ordinary Shares issuable to pre-Closing Covalto shareholders by virtue of the Closing True-Up.
(11)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of Covalto Class A Ordinary Shares to be exchanged in the Merger as of immediately prior to the Merger. Covalto is a private company, no market exists for its securities and Covalto currently has a negative book value.

(12)

Represents the estimate maximum Covalto Class A Ordinary Shares that may be issued as incentive earnout consideration to the existing shareholders of Covalto in proportion to their ownership of Covalto’s share capital (without adjustment for any outstanding warrants or options) as of immediately prior to the Effective Time.

(13)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of Covalto Class A Ordinary Shares to be exchanged in the Merger as of immediately prior to the Merger. Covalto is a private company, no market exists for its securities and Covalto currently has a negative book value.

(14)

Represents the total amount of Covalto Class A Ordinary Shares reserved for issuance to the Co-Founders and Covalto’s Chief Financial Officer as part of the incentive equity grant. Includes Covalto Class A Ordinary Shares for which Co-Founders’ Covalto Class B Ordinary Share are exchangeable.

(15)

Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act on the basis of the average of the high (U.S.$10.25) and low (U.S.$10.25) prices of the LIVB Public Shares on the Nasdaq Capital Market on December 28, 2022 (within five business days prior to the date of the filing of this Registration Statement).

(16)

Represents 3,353,338 Covalto Class A Ordinary Shares issuable to the Anchor Investor upon conversion of the Anchor Investor’s Mandatorily Convertible Note and 7,202,093 Covalto Class A Ordinary Shares issuable to the Mandatorily Convertible Noteholders upon conversion of the Mandatorily Convertible Notes. Mandatorily Convertible Notes shall convert into Covalto Class A Ordinary Shares in accordance with their terms upon consummation of the Merger.

(17)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of Covalto Class A Ordinary Shares to be exchanged in the Merger as of immediately prior to the Merger. Covalto is a private company, no market exists for its securities and Covalto currently has a negative book value.